                                                                    Exhibit 23.6


                        CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 (333-01574,333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our reports dated March 6, 1996 and March 4, 1996 with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., and Huxley Envelope Corporation, respectively, for the year ended December 31, 1995, which reports appear in this Annual Report on Form 10-K of U.S. Office Products Company.


/s/ Hertz, Herson & Company, LLP
--------------------------------
HERTZ, HERSON & COMPANY, LLP
New York, New York
July 20, 1998